Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES $70 MILLION OF NEW PROJECT AWARDS IN ALASKA AND SOUTH AMERICA

February 24, 2014 – HOUSTON, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) today announced three new project awards for logistical services and seismic data acquisition in South America, along with the resumption of a project in Alaska for similar services. The aggregate value of these projects is approximately $70 million.

SAE plans to initiate operations during Q1 2014 on a 3D project in the dense jungle rainforest of South America. The Company expects to utilize wireless recording equipment for the data acquisition phase of this project, marking a growing shift in technological trends in the region. The Company also plans to mobilize separate crews in Q2 and Q3 2014 to conduct new 2D and 3D projects in South America. Both projects will cover equally difficult terrain and require specialized knowledge of the surrounding environments.

In Alaska, SAE received a direct award from a long-standing customer to resume part of a larger 3D project in the Cook Inlet, involving shallow water, transition zone and onshore seismic data acquisition and logistical services. The project is expected to begin during Q1 2014.

As characteristic of SAE, the Company will provide a full suite of in-house logistical services in advance of and throughout the life of these projects.

Brian Beatty, President and CEO of SAE, commented, “These new project awards reflect the strength of our business. In most of the markets where we operate, we continue to benefit from robust bidding activity and expanding international exploration efforts, aided by our focus on more complex regions. We fully expect this international growth trend to continue and we believe we are well positioned to capitalize on the forthcoming opportunities.”

About SAExploration Holdings, Inc.

SAE is a leading, vertically-integrated provider of 2D, 3D and 4D seismic data and logistical services with operations throughout South America, North America, and Southeast Asia. SAE specializes in logistically complex regions of the world, and provides a wide range of services to its clients, including surveying, program design, logistical support, data acquisition, processing, infrastructure implementation, camp services, catering, environmental assessment and community relations. SAE services its multinational client base from offices in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand, Malaysia and Ethiopia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the SEC.

Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," “will,” “should” and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts

SAExploration Holdings, Inc.

Ryan Abney

Vice President, Capital Markets & Investor Relations

(281) 258-4409

rabney@saexploration.com

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